Exhibit 99.1

IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA

(HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)

WADE TUCKER, derivatively for the Benefit of and on behalf of the Nominal Defendant HealthSouth Corporation, Plaintiff, v. RICHARD M. SCRUSHY, et al., Defendants.	) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO: CV-02-5212
UBS SECURITIES LLC, Counterclaim Plaintiff, v. HEALTHSOUTH CORPORATION, Counterclaim Defendant.	) ) ) ) ) ) ) )

NOTICE OF PROPOSED PARTIAL SETTLEMENT OF DERIVATIVE ACTION

TO:	All current record and beneficial stockholders of HealthSouth Corporation

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU ARE NOT A BENEFICIAL HOLDER OF ANY HEALTHSOUTH CORPORATION COMMON STOCK, BUT HOLD SUCH STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

This notice relates to a lawsuit brought derivatively on behalf of HealthSouth Corporation (“HealthSouth”) and is given pursuant to Rule 23.1 of the Rules of the Circuit Court of Jefferson County Alabama (the “Court”) and an order entered by the Court in the above-captioned action (the “Action”).

SETTLEMENT HEARING

Stockholders of HealthSouth are hereby notified that the Court will hold a hearing in the Alabama Circuit Court, Jefferson County, 716 North Richard Arrington Jr. Blvd., Room 350, Birmingham, Alabama on January 12, 2009 at 10 a.m. (the “Settlement Hearing”). At the Settlement Hearing, the Court will determine whether or not (i) to approve a proposed settlement of certain claims in this Action (the “Settlement”) as memorialized in a Stipulation of Settlement with UBS Securities LLC (referred to herein as “UBS” or the “Settling Defendant”) in this Action (the “Stipulation”); (ii) to approve an Order ending a portion of this Action and barring further lawsuits over the claims made or which could have been made against UBS in this Action; and (iii) to award attorneys’ fees and expenses to counsel for Plaintiff in this Action pursuant to the application described below.

The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys’ fees and expenses, by oral announcement at such hearing or adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Settlement, with or without modifications, to enter its final judgment dismissing this Action as to certain defendants with prejudice and on the merits, and to order the payment of attorneys’ fees and expenses, without further notice of any kind.

If the Settlement is approved, all pending claims against UBS in all derivative litigation involving HealthSouth will be dismissed with prejudice. The cases that will be dismissed with prejudice as to UBS include other derivative cases pending in the Circuit Court of Jefferson County, Alabama, including but not limited to Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Ala. Cir. Ct.).

SUMMARY OF SETTLEMENT

This is a stockholder derivative action through which (a) Plaintiff seeks monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers, accountants, investment banks and certain others for, among other things, alleged wrongdoing in connection with the falsification of the Company’s financial statements over a period of many years, and (b) UBS seeks monetary recovery against HealthSouth with regard to UBS’s expenses and potential liability in this and other proceedings (the “Counterclaims”). Both UBS and HealthSouth deny the claims alleged against them.

The Plaintiff and HealthSouth have agreed to settle the claims against UBS in return for (i) payment of $100,000,000 (One Hundred Million Dollars) to HealthSouth by UBS’s insurance carriers, (ii) UBS causing UBS AG, Stamford Branch to release HealthSouth from any and all obligations to pay the judgment in the action captioned UBS AG, Stamford Branch v. HealthSouth, 07-Civ-8490, United States District Court, Southern District of New York (the “SDNY Action”), in the amount of approximately $33 million and (iii) the dismissal of UBS’s Counterclaims against HealthSouth with prejudice.

This Action will continue as against the other defendants in the case (the “Non-Settling Defendants”), including without limitation Richard M. Scrushy, and HealthSouth’s accountants, among others.1

The description of the Settlement herein is only a summary. A complete description of the Settlement can be found in the Stipulation.

THE FACTUAL BACKGROUND

THE DESCRIPTION OF THIS ACTION AND THE SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT.

As noted above, this is a stockholder derivative action seeking monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers and certain others for, among other things,

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1           A separate $100 million settlement with certain individual defendants was previously approved by the Court but remains subject to contingencies unrelated to the claims against UBS.

alleged wrongdoing in connection with the falsification of the Company’s financial statements over a period of many years.

Plaintiff filed the Original Complaint in this Action on August 28, 2002, a First Amended Complaint on November 15, 2002, a Second Amended Complaint on March 21, 2003, a Third Amended Complaint on August 22, 2003, and a Supplemental and Fourth Amended Complaint on March 25, 2004 (the “Complaint”).

HealthSouth and Plaintiff maintain they have prosecuted the claims against UBS pursuant to a joint prosecution agreement.

The parties have engaged in extensive fact and expert discovery and motion practice.

Following arm’s-length negotiations, the parties have reached an agreement pursuant to which UBS would be dismissed from this Action and all other related derivative litigation (collectively the “Derivative Actions”) with prejudice and released from all claims related to, among other things, the Derivative Actions in return for (i) payment of $100,000,000 (One Hundred Million Dollars) to HealthSouth by UBS’s insurance carriers, (ii) UBS causing UBS AG, Stamford Branch to release HealthSouth from any and all obligations to pay the judgment in the SDNY Action, and (iii) the dismissal of UBS’s Counterclaims against HealthSouth with prejudice.

After conducting a legal and factual investigation, counsel for Plaintiff in this Action have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of HealthSouth.

Plaintiff in this Action and HealthSouth are entering into this Stipulation because the Settlement provides substantial and direct monetary benefits to HealthSouth, and Plaintiff and his counsel, and HealthSouth and its counsel, believe that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of HealthSouth and its stockholders.

UBS has vigorously denied, and continues to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Derivative Actions and denies liability of any kind to HealthSouth. UBS is entering into this Stipulation solely because the Settlement will (i) avoid the substantial burden, expense, distraction and inconvenience of continued litigation of the claims asserted against them in the Derivative Actions; and (ii) finally put to rest and terminate those claims.

HealthSouth likewise has vigorously denied, and continues to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Counterclaims, and denies liability of any kind to UBS. With regard to the Counterclaims, HealthSouth is entering into this Stipulation solely because the Settlement will (i) avoid the substantial burden expense, distraction and inconvenience of continued litigation of the claims asserted against HealthSouth in the Counterclaims, and (ii) finally put to rest and terminate those claims.

THE COURT HAS NOT DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES AND COUNTERCLAIMS OF, THE INDIVIDUAL SETTLING DEFENDANT. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD AGAINST THE INDIVIDUAL SETTLING DEFENDANT OR HEALTHSOUTH IF THE CLAIMS ASSERTED AGAINST THEM IN THIS ACTION WERE NOT SETTLED.

DISMISSAL, RELEASE AND BAR ORDER

The Stipulation provides that any claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against UBS and any of its parents, subsidiaries, affiliates, divisions, successors and assigns, together with their respective current or former agents, servants, attorneys, investment advisors, bankers, accountants, underwriters, insurers, officers, directors, employees, partners, parents, subsidiaries, affiliates, branches, heirs, executors, representatives, predecessors, successors, assigns, trusts, and other individual or entity in which it, he or she has a controlling interest or which is related to or affiliated with any of the parties listed above (collectively, the “ UBS Released Parties”), which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in this Action, the SDNY Action or In re HealthSouth Corp. Securities Litigation, CV-03-BE-1500-S (the “Federal Securities Action) (collectively, the “HealthSouth Released Claims”) shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released with full preclusive effect as to each of the Released Parties.

The Stipulation also provides that any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys’ fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, including but not limited to claims for indemnification, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action or any other action by or on behalf of UBS or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of UBS acting or purporting to act on behalf of UBS, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the HealthSouth Released Parties, which have or could have arisen or arise at any time, and relate in any manner to allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to facts and circumstances alleged or that could have been alleged in this Action, the SDNY Action or the Federal Securities Action against the HealthSouth Released Parties.

Notwithstanding any other provision in the Stipulation, UBS Released Parties and HealthSouth Released Parties (together, “Released Parties”) will not include defendants other than UBS (“Non-Settling Defendants”).

The Stipulation also provides that all Non-Settling Defendants and all other persons (“Barred Persons”) will be permanently and forever barred from commencing, prosecuting, or asserting any action, proceeding or claim against the Released Parties involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims (“Barred Claims”).

The Released Parties are also permanently barred from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

Notwithstanding the foregoing, however, no provision of this Settlement, including but not limited to the releases and bar provisions described above shall preclude, limit or otherwise affect in any way UBS’s ability to assign, apportion or allege fault or responsibility to the HealthSouth Released Parties in other litigation, including in the Federal Securities Action, pursuant to any statutory or common law, including in accordance with 15 U.S.C. §§ 77z-1, 78u-4.

Under the Stipulation, Barred Persons will be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment against the Barred Person) in an amount that is the greater of: (i) that part of the Settlement Consideration paid by UBS that is allocated to claims or injuries for which contribution or indemnification would otherwise be available; or (ii) for each such claim or injury, the share of the Released Person’s fault or responsibility as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or other Barred Claim that the Court determines would have been available to the Barred Person but for this Settlement. To the extent that the law held applicable to this Settlement or to any Barred Claim requires a different or greater credit to the Barred Person in order to give full and complete effect to the bar order described above, such different or greater credit shall be applied to any judgment against the Barred Person. Nothing herein is intended to or does grant a greater judgment credit than would otherwise be required by applicable law in order to give full effect to these provisions. The credit is not effective or applicable until final approval of this Settlement.

With respect to any and all Released Claims, the parties have stipulated and agreed that, upon the date when the Settlement becomes Final, Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Also, with respect to any and all Released Claims, Plaintiff, HealthSouth and UBS shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542.

The Settlement shall be considered final (“Final”) for purposes of the Stipulation of Settlement subsequent to entry by the Court of an Order and Partial Final Judgment approving the Settlement only upon the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Partial Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed. An appeal only with respect to the award of attorneys’ fees and expenses shall not affect the finality of the Settlement.

ATTORNEYS’ FEES

Counsel for the Plaintiff in this Action shall have a contractual right to recover from HealthSouth, and HealthSouth shall have an obligation to pay said counsel, reasonable attorneys’ fees and costs in connection with the claims against the Settling Defendant in an amount to be determined by the Court.  The Plaintiff’s counsel intend to apply for an award of attorneys’ fees in an amount not to exceed 30% (thirty percent) of any recovery (i.e., common fund created or benefit conferred) plus reimbursement of reasonable out-of-pocket expenses in the form of a fee petition presented to the Court.  HealthSouth reserves all rights it has to object to Plaintiffs’ request for fees and costs and the computation of same.  HealthSouth and Plaintiffs have agreed that nothing in this paragraph constitutes an admission or concession with respect to either the amount or the manner of computation of Plaintiff’s fee.

RIGHT TO APPEAR AT SETTLEMENT HEARING

Any HealthSouth stockholder with standing to object who does object to the Stipulation of Settlement, the Settlement, the Order and Partial Final Judgment and/or the application for attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than Plaintiff or his counsel shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing directed herein, (i) written notice of the intention to appear; (ii) a detailed statement of such person’s objections to any matter before the Court; and (iii) the grounds therefore or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Alabama Circuit Court, Jefferson County Clerk and, on or before such filing, shall be served by hand or any mode of delivery providing proof of delivery on the following counsel of record:

John W. Haley, Esquire

Hare, Wynn, Newell & Newton

2025 Third Avenue North, Suite 800

Birmingham, Alabama 35203

John Q. Somerville, Esquire

Galloway & Somerville, LLC

11 Oak Street

Birmingham, Alabama 35213

Julia Boaz Cooper, Esquire

Bradley Arant Rose & White LLP

One Federal Place

Birmingham, Alabama 35203

W. Michael Atchison, Esquire

Starnes & Atchison

100 Brookwood Place, 7th Floor

Birmingham, Alabama 35209

Any person who fails to object in the manner prescribed above shall be deemed to have waived any objections and shall be forever barred from raising any objections in this or in any other action or proceeding.

INTERIM INJUNCTION

Pending final determination of whether the Stipulation of Settlement should be approved, Plaintiff’s counsel, Plaintiff and any other HealthSouth stockholders are barred and enjoined from commencing or prosecuting any action asserting any Released Claims against any Released Parties.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

This Notice does not purport to be a comprehensive description of this Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in this litigation, unless sealed, at the Office of the Clerk of the Alabama Circuit Court, Jefferson County, 716 North Richard Arrington Jr. Blvd., Birmingham, Alabama, during regular business hours of each business day.

Alternatively, you may direct any inquiries to Plaintiff’s counsel:

John W. Haley, Esquire

Hare, Wynn, Newell & Newton

2025 Third Avenue North, Suite 800

Birmingham, Alabama 35203

Phone: (205) 328-5330

Fax: (205) 324-2165

haley@hwnn.com

PLEASE DO NOT WRITE OR TELEPHONE THE COURT.

NOTICE TO PERSONS OR ENTITIES HOLDING

RECORD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to Judy Hsu, BNY Mellon Shareowner Services, 300 Galleria Parkway, Suite 1020, Atlanta, GA 30339,

(tel: 770-818-1153), judy.hsu2@bnymellon.com.

BY ORDER OF THE COURT:

/s/ Judge Allwin E. Horn III

Dated: November 13, 2008